UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

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LIME ENERGY CO.
(Name of Registrant As Specified In Its Charter)
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LIME ENERGY CO.

16810 Kenton Drive, Suite 240

Huntersville, NC 28078

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To our fellow Stockholders,

Notice is hereby given that the board of directors of Lime Energy Co., a Delaware corporation (which we refer to in this Notice as the “Company,” “we,” “us,” or “our”), has approved, and the holders of a majority of the outstanding shares of common stock of the Company have executed, an Action by Written Consent of the Stockholders (the “Written Consent”) approving (i) a Note Purchase Agreement (the “Note Purchase Agreement”), dated March 24, 2015, between the Company and Bison Capital Partners IV, L.P., a Delaware limited partnership (“Bison”), and (ii) certain other matters related to the transactions contemplated by the Note Purchase Agreement, as each are more fully described in the accompanying Information Statement.  The purpose of the Written Consent was to conform to rules of the NASDAQ Stock Market LLC requiring stockholder approval for certain issuances of securities.

The purpose of the Information Statement is to inform our stockholders of record as of March 24, 2015 (the “Record Date”), for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, of certain actions already taken by the Company. Under the Delaware General Corporation Law and our by-laws, stockholder action may be taken by written consent without a meeting of the stockholders. The written consent of the holders of at least a majority of the outstanding voting power entitled to be cast was necessary to approve the matters in the Written Consent and holders with sufficient voting power executed the Written Consent.

Neither your vote nor your consent is required and they are not being solicited. The accompanying Information Statement will serve as notice pursuant to the Exchange Act and Section 228(e) of the Delaware General Corporation Law of the approval of the matters in the Written Consent by less than the unanimous written consent of our stockholders. The Information Statement is first being mailed to stockholders on or about April        , 2015.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER THIS MATTER.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

By Order of the Board of Directors,

Mary Colleen Brennan
Secretary

Huntersville, NC

April     , 2015

LIME ENERGY CO.

16810 Kenton Drive, Suite 240

Huntersville, NC 28078

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

THIS INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

INTRODUCTION

This Information Statement is being furnished by Lime Energy Co., a Delaware corporation (the “Company,” “we,” “our” or “us”), to our stockholders, as of the close of business on the record date, March 24, 2015 (the “Record Date”), regarding the following actions (the “Actions”):

•                  Approval of the Note Purchase Agreement;

•                  Approval of that certain Subordinated Secured Convertible Promissory Note (as amended by the Amendment (as defined below), the “Note”) in favor of Bison Capital Partners IV, L.P.; and

•                  Approval of other documents related to the Note Purchase Agreement and the Note.

The Note Purchase Agreement, the Note, and the other related documents were approved and adopted by the Board of Directors of the Company (the “Board”) on March 23, 2015, and the Board recommended that the Actions be presented to our stockholders for approval.

Under the rules of the NASDAQ Stock Market LLC, shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company which involves the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance.  The rules of the NASDAQ Stock Market LLC also require shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the Common Stock.  All or any portion of the principal amount of the Note plus all accrued but unpaid interest thereon, but not more than the original principal amount of the Note, may, at the election of the Note holder, be converted into Common Stock after March 24, 2018 or the occurrence of a change of control of the Company, whichever occurs first. The initial conversion price of the Note of $3.16 was greater than the book and the market value of the stock on March 24, 2015.  However, the conversion price is subject to adjustment as provided in the Note, and such adjustments could result in a deemed future price for the Common Stock into which the Note is convertible that is less than the book or market value of the Common Stock on March 24, 2015.  Accordingly, in order to comply with the rules of the NASDAQ Stock Market LLC, the Note provides that no portion of the amount due under the Note may be converted into greater 19.99% of the outstanding Common Stock prior to the effective date the stockholders of the Company approve the removal of this cap, which will be 20 calendar days after the mailing of this Information Statement (the “Stockholder Approval Date”).

Pursuant to the Delaware General Corporation Law (“DGCL”), on the Record Date, three of our stockholders (the “Majority Stockholders”) owning, together, 6,055,452 shares of our common stock, par value $0.0001 per share (the “Common Stock”) and 10,000 shares of our Series C Convertible Preferred Stock (the “Series C Stock”), or approximately 75% of our outstanding voting securities on the Record Date, executed a written consent approving the Actions. The elimination of the need for a special meeting of stockholders to approve the Actions is made possible by Section 228 of the DGCL which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.

We were required under the Note Purchase Agreement to obtain a written consent of stockholders holding a majority of the outstanding voting power for the Actions. The Note Purchase Agreement also requires us to mail this Information Statement to stockholders and cause the stockholder approval of the Actions to become effective as soon as reasonably practicable.

Holders of the Common Stock do not have appraisal or dissenters’ rights under the DGCL in connection with the Actions. No other votes were required or necessary to adopt the Actions and none are being solicited hereunder. (See the caption “Voting Securities” herein.)

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other stockholders, who have not consented in writing to such action, of the taking of the action without a meeting of stockholders. The Majority Stockholders approved the Actions on March 24, 2015, provided that such approval, as it pertains to the removal of certain voting restrictions (as more fully described herein), will not be effective until a date that is 20 calendar days following the mailing of this Information Statement.

The Board fixed the close of business on the Record Date for the determination of stockholders who are entitled to receive this Information Statement.

We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS APPROVED BY WRITTEN CONSENT OF A MAJORITY OF THE STOCKHOLDERS.

This Information Statement is first being sent to stockholders on or about April     , 2015.

BACKGROUND ON THE ACTIONS

On March 24, 2015, the Company and Bison Capital Partners IV, L.P. (“Bison”) entered into the Note Purchase Agreement (the “Transaction”). The Company used the proceeds from the Transaction to fund the Company’s acquisition of EnerPath International Holding Company and to pay certain transaction expenses related thereto, as more fully described below.  Bison is an investment firm that makes growth capital investments in middle-market companies for expansion, acquisitions and balance sheet recapitalizations.

On March 24, 2015 (the “Closing Date”), Lime Energy Co. (the “Company”) entered into and consummated the transactions contemplated by an Agreement and Plan of Merger (the “Merger Agreement”) by and among EIHC MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), EnerPath International Holding Company, a Delaware corporation (“EnerPath”), Janina Guthrie, as the Stockholder Representative, and all of the stockholders of EnerPath (the “Stockholders”) (the transactions contemplated by the Merger Agreement, collectively, the “EnerPath Acquisition”) pursuant to which Merger Sub merged with and into EnerPath with EnerPath being the surviving corporation of the merger. EnerPath is a California-based provider of software solutions and program administration for utility energy efficiency programs.

The consideration paid in connection with the EnerPath Acquisition was approximately $11 million in cash, subject to adjustment based upon the tangible net worth of EnerPath as of the closing date and as more fully described in the Merger Agreement.

On the Closing Date, the Company entered into Note Purchase Agreement with Bison pursuant to which the Company issued the Note due March 24, 2020 in the principal amount of $11,750,000. The proceeds from the sale of the Note were used to finance the EnerPath Acquisition and to pay fees and expenses incurred in connection therewith (including certain fees and expenses incurred by Bison in connection with the Note Purchase Agreement). The Company has made certain representations, warranties and covenants under the terms of the Note Purchase Agreement, including representations and warranties regarding EnerPath and each of its subsidiaries, and must indemnify Bison and its affiliates from losses, damages and claims arising out of a breach by the Company of such representations, warranties and covenants. As of the date the Note was issued, Bison owned 10,000 shares of Series C Convertible Preferred Stock (the “Series C Stock”), which was, as of the date thereof, convertible into approximately 30% of the company’s common stock (“Common Stock”), and Bison is the Company’s single largest stockholder. Two members designated by Bison to sit on the Board, Andreas Hildebrand and Peter Macdonald, are partners of an affiliate of Bison. Mr. Hildebrand and Mr. Macdonald recused themselves from the Board’s consideration of the Note Purchase Agreement and the financing contemplated thereby.

On March 31, 2015, Bison and the Company entered into that certain Amendment to Subordinated Secured Convertible Promissory Note (the “Amendment”). Pursuant to the terms of the Note, as amended by the Amendment, the Company may pay 10.5% per annum interest on the outstanding principal amount semi-annually in cash or allow interest to accrue and be added to the principal amount at a rate of 12.5% per annum (the “Interest Rate”). Upon the occurrence of an event of default under the terms of the Note, the Interest Rate increases by 2.0% per annum until the Note is redeemed or the event of default is cured. All or any portion of the principal amount of the Note plus all accrued but unpaid interest thereon (subject to the terms of the Note), but not more than the original principal amount of the Note, may, at the election of the Note holder, be converted into Common Stock after March 24, 2018 or the occurrence of a change of control of the Company, whichever occurs first. The initial conversion price of the Note is $3.16; provided, however, that no portion of the principal amount of the Note may be converted into in excess of 19.99% of the outstanding Common Stock prior to the Stockholder Approval Date. The conversion price is subject to anti-dilution adjustments, adjustments in connection with stock splits and similar occurrences and certain other events set forth in the Note.  The Note is guaranteed by each subsidiary of the Company, including EnerPath and each of its subsidiaries, but that security interest will be subordinated to permitted senior indebtedness of the Company of between $8 million and $15 million in the aggregate. The actual amount of permitted senior indebtedness will depend on the Company’s Consolidated Adjusted EBITDA (as defined in the Note) over a trailing four-quarter period. The Note is secured by a lien on all of the assets of the Company and each of its subsidiaries. The Company may not prepay the Note.  The holder of the Note may require the Company to redeem the Note upon an event of default, a change of control or the Company giving notice of its determination to exercise the Company’s redemption right for the Series C Stock. The Company is subject to certain financial, affirmative and negative covenants, including a minimum Consolidated Adjusted EBITDA covenant for trailing twelve-month periods beginning March 31, 2016, as set forth in the Note and the Amendment.  Should the Company fail to meet certain trailing twelve-month EBITDA targets as of June 30, 2015, September 30, 2015, or December 31, 2015, then for each such quarter in which such EBITDA target is not met, an additional $1 million in interest will accrue and be added to principal.

In connection with the Note Purchase Agreement, on the Closing Date, the Company amended and restated that certain Shareholder and Investor Rights Agreement, dated as of December 23, 2014 (the “Original Shareholder Agreement”), by and among the Company, Bison and the other signatories thereto (as amended and restated, the “Amended and Restated Shareholder Agreement”) and that certain Registration Rights Agreement, dated as of December 23, 2014, by and among the Company, Bison and the other signatories thereto (as amended and restated, the “Amended and Restated Registration Rights Agreement”). Pursuant to the terms of the Amended and Restated Shareholder Agreement, in the event the Company proposes to issue new securities (subject to certain exceptions), the Company must allow Bison to purchase a proportion of the new securities equal to the number of shares of Common Stock beneficially owned by Bison (including for this purpose the shares of Common Stock into which the Note could convert) divided by the total number of shares of Common Stock outstanding on a fully-diluted basis. The operational consent rights and director appointment rights held by Bison under the Original Shareholder Agreement remain in the Amended and Restated Shareholder Agreement; provided, however, that, in the event Bison is no longer entitled to designate at least one director under the terms of the Series C Stock, Bison will be entitled under the Amended and Restated Shareholder Agreement to designate that number of directors that is consistent with its ownership of Common Stock (including shares of Common Stock that are convertible from the Series C Stock and the Note, assuming the Note was immediately convertible) if it holds at least 5% of the Common Stock (computed in the same fashion).

Pursuant to the Amended and Restated Registration Rights Agreement, Bison is entitled to certain registration rights in connection with the Common Stock into which its shares of Series C Stock and the Note may convert, including the right to demand the registration of such shares at any time after December 23, 2015 and rights to include such shares in other registration statements filed by the Company. Additionally, certain other stockholders of the Company are entitled to include certain of their shares of Common Stock in a registration statement filed by the Company.  The Company has agreed to indemnify the other parties to the Amended and Restated Registration Rights Agreement in connection with any claims related to their sale of securities under a registration statement, subject to certain exceptions.

The description of the EnerPath Acquisition, the Transaction and the agreements and documents described herein does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, the Note Purchase Agreement, the Note, the Amended and Restated Shareholder Agreement and the Amended and Restated Registration Rights Agreement, which were filed as Exhibits 2.1, 99.1, 99.2, 99.3, and 99.4, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2015, as well as the Amendment, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2015, each incorporated herein by reference.

VOTING SECURITIES

The voting securities of the Company as of the Record Date consist of the Common Stock of which 9,526,636 shares were issued and outstanding, and the Series C Stock, of which 10,000 shares were issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of Greater Than 5% of Our Voting Securities (determined in accordance with Rule 13d-3 under the Exchange Act):

Name	Common Shares Directly Held (1)	Issuable Upon Exercise of Options Exercisable Within 60 Days (2)	Issuable Upon Conversion of Preferred Stock		Total		%
The John Thomas Hurvis Revocable Trust dated March 8, 2002	1,956,920	—	—		1,956,920		14.3
Nettlestone Enterprises Limited	483,809	—	—		483,809		3.5
Richard Kiphart	4,098,532	—	—		4,098,532		29.9
Greener Capital Partners II, L.P.	787,028	—	—		787,028		5.7
Bison Capital Partners IV, L.P.	—	—	4,166,666	(3)	4,166,666	(3)	30.4	(3)

Directors and Executive Officers:

Name	Common Stock Directly Held (1)	Issuable Upon Exercise of Options Exercisable Within 60 Days (2)	Total	%
Greg Barnum	39,010	19,916	58,926	*
Mary Colleen Brennan	5,000		5,000	*
Christopher W. Capps	60,251		60,251	*
Stephen Glick	124,547	2,041	126,588	*
Andreas Hildebrand	25,191		25,191	*
Richard P. Kiphart	4,098,532		4,098,532	29.9
Peter Macdonald	24,621		24,621	*
Tommy Pappas	22,054		22,054	*
C. Adam Procell	28,028	9,827	37,855	*
All Directors and Executive Officers as a Group	4,427,234	31,784	4,459,018	32.6

* Denotes beneficial ownership of less than 1%.

(1) As of the March 24, 2015 Record Date.

(2) Represents options to purchase Common Stock exercisable within 60 days of March 24, 2015.

(3) As of March 24, 2015, the 10,000 shares of Preferred Stock were convertible (subject to adjustment in accordance with the terms of the Preferred Stock) into 4,166,666 shares of Common Stock. Bison disclaims beneficial ownership of the 25,191 shares of Common Stock held by Andreas Hildebrand and the 24,621 shares of Common Stock held by Peter Macdonald.

Changes in Control

We are not aware of any arrangements, including any pledge by any person of our stock, the operation of which may at a subsequent date result in a change of control of the Company, other than matters described herein.

No Dissenters’ Right of Appraisal

Neither DGCL law nor our Certificate of Incorporation provides our stockholders with dissenters’ rights in connection with the issuance of the Note or the Note Purchase Agreement. This means that no stockholder is entitled to receive any cash or other payment as a result of, or in connection with the issuance of the Note or the Note Purchase Agreement, even if a stockholder has not been given an opportunity to vote.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders.  Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 16810 Kenton Drive, Suite 240, Huntersville, NC 28078, Attn: Corporate Secretary, or call the Company at (704) 892-4442 and we will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014, including the financial statements and financial statement schedule information included therein, as filed with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549-2736, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.